_____________________________________________________________________________________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 26, 2015

QUEST SOLUTION, INC.

(Exact name of registrant as specified in charter)

Delaware	000-09047	20-3454263
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2580 Anthem Village Dr. Henderson, NV 89052
(Address of Principal Executive Offices)

(702) 399-9777
(Registrant’s Telephone Number, Including Area Code) Not Applicable (Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

_____________________________________________________________________________________________

Item 5.03. Amendments to Articles of Incorporation or Bylaws.

The Certificate of Incorporation of Quest Solution, Inc., formerly known as Left Right Marketing Technology, Inc. (the “Company”), authorizes the issuance from time to time of preferred stock.   The Company filed a Certificate of Designation of Series A Preferred Stock (the “Preferred Stock”) of Left Right Marketing Technology, Inc. (the “Certificate of Designation”) with the Secretary of State of the State of Delaware on April 26, 2004.  The Board previously approved that the Certificate of Designation be amended to (i) eliminate (A) the liquidation preference, (B) right of redemption and (C) the conversion rights of the Company’s Preferred Stock; and (ii) grant the holders of the Preferred Stock voting rights, whereby each share of Preferred Stock would entitle the holder to 250 votes on all matters submitted to a vote of the stockholders of the Company, subject to adjustment (collectively, the “Amendments”).

On February 25, 2015, the Company ratified the Amendments and the filing of a Certificate of Amendment to the Certificate of Designation (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware.  The Certificate of Amendment was filed with the Secretary of State of the State of Delaware and became effective on February 26, 2015.   A copy of the Certificate of Amendment is filed herewith as Exhibit 3.1 to this Current Report on Form 8-K, and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit
Number	Description

3.1	Certificate of Amendment of the Certificate of Designation of Series A Preferred Stock of the Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 27, 2015

QUEST SOLUTION, INC.

By: /s/ Jason F. Griffith

Jason F. Griffith

Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description

3.1	Certificate of Amendment of the Certificate of Designation of Series A Preferred Stock of the Company

4